Exhibit 10.01

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Loan Agreement” or this “Agreement”) is made and entered into as of the 30th day of September, 2021, by and between CENTENNIAL BANK (“Lender” or “Secured Party”), and RCI HOLDINGS, INC., a Texas corporation (“Borrower” or “Debtor”).

W I T N E S S E T H:

WHEREAS, Borrower previously executed the following promissory notes in favor of Lender (the “Existing Notes”; the loans in the total amount of $82,795,250.00 evidenced thereby hereinafter referred to as the “Existing Loan”): (i) that certain Amended and Restated Promissory Note in the principal amount of Eight Million One Hundred Forty-Seven Thousand Five Hundred Seventy-Two and 57/100 Dollars ($8,147,572.57), (ii) that certain Amended and Restated Promissory Note in the principal amount of Ten Million Five Hundred Fifty-Eight Thousand Three Hundred Eleven and 35/100 Dollars ($10,558,311.35), (iii) that certain Consolidated, Amended and Restated Promissory Note in the principal amount of Sixty-Two Million Five Hundred Thirty-Nine Thousand Three Hundred Sixty-Six and 08/100 Dollars ($62,539,366.08) and (iv) that certain Promissory Note dated September 7, 2018 in the principal amount of $1,550,000.00; and

WHEREAS, Borrower previously executed and delivered to Lender certain Mortgages and Deeds of Trust, Assignments of Rents, Leases and Deposits, Security Agreements, UCC-1 Financing Statements, a Loan Agreement (the “Existing Loan Agreement”) and other associated loan documentation executed and delivered in connection therewith in favor of Lender as security for the Existing Notes (all of the above documentation hereinafter collectively referred to as the “Loan Documents”); and

WHEREAS, the Existing Loan is secured by and among other documents and items, including, without limitation, the Loan Documents set forth above, a first mortgage lien on certain lands and improvements lying and being situated in the States of Texas, New York, Minnesota, Florida, Arizona, Pennsylvania, Illinois and Louisiana as more particularly described on Composite Exhibit “A” attached hereto and made a part hereof (collectively, the “Existing Property” or “Existing Properties”); and

WHEREAS, Borrower has requested that Lender increase the amount of the existing Loan by the principal amount of $34,885,740.54 (the “Additional Loan”), increasing the Existing Loan to the total amount of $99,145,838.22 (the “Loan”), as evidenced by that certain Consolidated, Amended and Restated Promissory Note dated of even date herewith, in the amount of $99,145,838.22, consolidating, amending and restating the Existing Notes and evidencing the Additional Loan; and

WHEREAS, in connection with the Additional Loan, certain additional lands and improvements as described on Composite Exhibit “B” attached hereto and made a part hereof (the “Additional Property” and, collectively with the Existing Property, the “Property”) are being encumbered by mortgages and deeds of trust in favor of Lender as security for Borrower’s obligations under the Note; and

WHEREAS, the purpose of the Additional Loan is to provide Borrower financing for the Additional Properties previously acquired by Borrower on an all cash basis or to pay off acquisition financing currently encumbering the Additional Properties; and

WHEREAS, Borrower and Lender have agreed to enter into the Loan, subject to the terms and provisions set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the respective receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

Article 1

RECITALS AND DEFINITIONS

1.1 Recitals. The foregoing recitals are acknowledged by the parties to be true and correct, and are incorporated herein by reference.

1.2 Definitions. As used in this Agreement, the terms listed below shall have the following meanings:

“Agreement” or “Loan Agreement”: This Loan Agreement.

“Assignment of Rents, Leases and Deposits”: Assignment of Rents, Leases and Deposits from Borrower, collaterally assigning to Lender, among other items, all of its right, title and interest in and to all agreements for the lease of each Property, or any part thereof, and any rents, issues and profits derived or to be derived from any Property.

“Assignments”: Collectively, (i) the Assignment of Rents, Leases and Deposits; and (ii) the Collateral Assignment of Rights and Agreements Affecting Real Estate.

“Borrower”: RCI Holdings, Inc., a Texas corporation.

“Closing”: The time of the execution of this Agreement by both Borrower and Lender.

“Collateral Assignment of Rights and Agreements Affecting Real Estate”: A Collateral Assignment of Rights and Agreements Affecting Real Estate of even date herewith from Borrower, collaterally assigning to Lender, among other items, all of its right, title and interest in and to certain agreements entered into or to be entered into by Borrower with respect to each Property and certain operating licenses, permits and agreements affecting each Property.

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“Corporate Guarantor”: RCI Hospitality Holdings, Inc., a Texas corporation.

“Debt Service Coverage”: As defined in paragraph 4.9 hereof.

“Default Rate”: The default rate of interest as specified in the Note.

“Deeds of Trust”: Those certain Deeds of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Lender, securing Borrower’s obligations under this Loan Agreement and the indebtedness of Borrower to Lender in the amount of the Loan, and which is a valid first mortgage lien on each Property situated in a deed of trust state, and all fixtures and personal property owned by Borrower to be located on or used in connection with such Properties located in deed of trust states. The existing Deeds of Trust will be modified or amended and restated concurrently herewith to secure the obligations of Borrower under the Note and this Agreement.

“Entity Authorizations”: (a) Certified copies of the Articles of Incorporation of Borrower and the Corporate Guarantor and all amendments thereto as filed with the Texas Secretary of State; (b) Certificate of Good Standing for Borrower and the Corporate Guarantor as supplied by the Texas Secretary of State; (c) certified copies of the By-Laws of Borrower and the Corporate Guarantor all amendments thereto; and (d) affidavits or other authorizations naming the persons authorized to execute all Loan Documents on behalf of Borrower and the Corporate Guarantor.

“Financing Statements”: Financing Statements from Borrower to Lender to perfect Lender’s security interest in the personal property described in the Mortgages and Deeds of Trust and/or the Security Agreements.

“GAAP”: Generally accepted accounting principles, consistently applied.

“Governmental Authority”: Any federal, state, county, municipal or other governmental department, commission, board, bureau, court, agency, or any instrumentality of any other governmental entity having jurisdiction over the Property.

“Governmental Requirements”: Any law, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered or issued applicable to the construction of the Improvements or to Borrower.

“Guarantor” or “Guarantors”: Eric Langan and RCI Hospitality Holdings, Inc., a Texas corporation.

“Guaranty”: That certain Absolute Unconditional and Continuing Guaranty to be executed by Guarantor guaranteeing (i) repayment of the Note and other indebtedness of Borrower to Lender and (ii) performance by Borrower of all of Borrower’s obligations under the Note, this Agreement and the other Loan Documents.

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“Impositions”: All (i) real estate and personal property taxes and other taxes and assessments, public or private, utility rates and charges, including those for water and sewer; all other governmental and non-governmental charges and any interest or cost or penalties with respect to any of the foregoing; and charges for any public improvement, easement or agreement maintained for the benefit of or involving the Property of any kind and nature whatsoever that at any time prior to or after the execution of the Loan Documents may be assessed, levied or imposed against the Property; (ii) other taxes, assessments, fees, and governmental and non-governmental charges levied, imposed or assessed upon or against Borrower or any of its properties; and (iii) taxes levied or assessed upon the Mortgage and the Note, or either.

“Lease”: A legally enforceable lease agreement, in form and content reasonably approved by Lender.

“Lender”: Centennial Bank.

“Loan”: A term loan in the amount of $99,145,838.22 as evidenced by the Note.

“Loan Fee”: The sum of $699,166.68 to be paid by Borrower to Lender at Closing.

“Loan Documents”: Those documents executed or submitted in connection with the Loan, including, without limitation, (i) the Note, (ii) the Mortgages and Deeds of Trust, (iii) this Loan Agreement, (iv) the Guaranty, (v) the Financing Statements, (vi) a Borrower’s affidavit regarding the absence of construction liens, (vii) the Resolutions and other certificates of Borrower, (viii) the Assignments, (ix) a Hazardous Substances and Indemnity Agreement, (x) the Security Agreements as contained in the Mortgages and Deeds of Trust or otherwise, (xii) all other documents and instruments executed by Borrower and Guarantor in connection with the Loan and/or as may be required by Lender or Lender’s counsel.

“Maturity Date”: The date the Loan matures, as set forth in the Note.

“Mortgages”: Those certain Mortgages, Security Agreements, Fixture Filing and Assignment of Rents, Leases and Deposits dated of even date herewith and executed by Borrower in favor of Lender, securing Borrower’s obligations under this Loan Agreement and the indebtedness of Borrower to Lender in the amount of the Loan, and which is a valid first mortgage lien on each Property located in a mortgage state, and all fixtures and personal property owned by Borrower to be located on or used in connection with such Properties located in mortgage states. The existing Mortgages will be modified concurrently herewith to secure Borrower’s obligations under the Note and this Agreement.

“Note”: As defined in the Recitals.

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“Permitted Title Exceptions”: The permitted title exceptions, if any, as set forth in the Title Insurance Policies.

“Security Agreements”: Collectively, those certain security agreements either incorporated in the Mortgages and Deeds of Trust from Borrower to Lender or as a separate document, which secure the Note and the indebtedness of Borrower to Lender and are valid liens on the personal property owned by Borrower and described therein.

“Survey”: A survey of each Property, reasonably acceptable to Lender.

“Title Insurance Company”: Stewart Title Guaranty Company or such other title insurance company as shall be reasonably acceptable to Lender.

“Title Insurance Policy”: An American Land Title Association Loan Policy of Title Insurance (6-17-06) acceptable to Lender, issued to Lender by the Title Insurance Company, for each Property.

1.3 Other Definitional Provisions. (a) The terms “material” and “materially” shall have the meanings ascribed to such terms under GAAP as such would be applied to the business of the Borrower, except as the context shall clearly otherwise set forth; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement, unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms, to the extent not otherwise defined, shall have the respective meanings given them under, and shall be construed in accordance with, GAAP; (e) the words “hereby”, “hereto”, “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine and neuter as well; and (g) any reference in this Agreement to any of the parties hereto shall be deemed to include the heirs, personal representatives, successors, and assigns of such parties unless the context shall expressly provide otherwise.

Article 2

THE LOAN

2.1 Proceeds of the Loan: The Loan is subject to the provisions hereinafter set forth and shall mature on the Maturity Date. Borrower acknowledges that the net proceeds of the Loan to be received from Lender is in accordance with a loan settlement statement executed at closing by Lender and Borrower (the “Closing Statement”).

2.2 Security for the Loan. Borrower’s obligation to repay the Loan is evidenced by the Note executed simultaneously herewith, which sets forth the method for payment, rate of interest, and such further terms as are therein set forth. The repayment of the Note is to be secured by the Loan Documents, which documents Borrower shall deliver, or cause to be delivered, to Lender simultaneously with the execution of the Note.

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Article 3

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that so long as credit remains available to Borrower or there is any outstanding balance due under the Note:

(a) Borrower has the power to engage in all the transactions contemplated by this Agreement and has full power, authority and legal right to execute and deliver, and to comply with its respective obligations under the Loan Documents, which documents constitute the legally binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(b) To the best of its knowledge and belief, there is no suit, action, or proceeding pending or threatened against or affecting Borrower or the Property before or by any court, administrative agency, or other Governmental Authority which brings into question the validity of the transactions contemplated hereby or would interfere with the ability of Borrower to comply with the terms hereof.

(c) Neither the execution nor delivery of any of the Loan Documents, nor any other document relating hereto, will conflict with or result in a breach of any of the provisions of: (i) the Articles of Incorporation or the By-Laws of Borrower, (ii) the Articles of Incorporation or the By-Laws of Corporate Guarantor, or (iii) any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other Governmental Authority, or of any agreement or other instrument to which Borrower or Guarantor is a party or by which any of them are bound or constitute a default under any thereof, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or any of the Properties, other than those created under this transaction in favor of Lender.

(d) No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower of the Loan Documents, or compliance with the provisions hereof or thereof.

(e) Borrower has good and marketable title to each Property and the collateral as defined in the Mortgages and Deeds of Trust, the Security Agreement, the Financing Statements and the Assignments given as security to Lender, free and clear of all mortgages, pledges, liens, security interests or other encumbrances, except for the aforesaid collateral and those exceptions appearing in the title insurance commitments pursuant to which the Title Insurance Policies will be issued, approved and accepted by Lender and Lender’s counsel as to form and content. Borrower will warrant and defend the Properties thereof and the aforesaid collateral against the claims and demands of all third parties.

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(f) All balance sheets, earnings statements, and other financial data which have been or shall hereafter be furnished to Lender to induce it to enter into this Agreement or otherwise in connection with the Loan, do or will fairly represent the financial condition of Borrower and Guarantor in all material respects as of the dates thereon and are the results of their operations for the period for which the same are furnished to Lender. Such financial documentation has been or will be prepared in accordance with commercially sound accounting principles consistently applied, and all other information, reports and other papers and data furnished to Lender are or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. To the best of its knowledge, there are no material liabilities of any kind of Borrower or Guarantor as of the date of the most recent financial statements which are not reflected therein. There have been no materially adverse changes in the financial condition or operation of Borrower or Guarantor since the date of such financial statements.

(g) Borrower will pay all Impositions and obligations, including tax claims, when due, except such as Borrower contests in good faith by an appropriate proceeding, in which event Borrower shall furnish to Lender, if requested, a bond or other security reasonably satisfactory to Lender in an amount sufficient to protect Lender and its interest herein.

(h) All utility services necessary for the use of the Properties and the operation thereof are available at the boundaries of the Properties, including water supplies, storm and sanitary sewer facilities, and gas, electric and telephone facilities.

(i) The Properties are not damaged or injured in any material respect as a result of any fire, explosion, accident, flood or other casualty.

(j) There is no default or Event of Default on the part of Borrower under this Agreement, the Existing Note or the Mortgages and Deeds of Trust, or any other Loan Document, and to the best of Borrower’s knowledge, no event has occurred and is continuing which, with notice or the passage of time, or both, would constitute a default under any provision hereof or thereof.

(k) Borrower has dealt with no broker or finder in connection with the Loan. Borrower hereby agrees to indemnify Lender and to hold Lender harmless of and from any and all claims for broker’s or finder’s fees or commissions in connection with the Loan, and agrees to pay all expenses (including, but not limited to, attorneys’ fees and expenses) incurred by Lender in connection with the defense of any action or proceeding brought to collect any such fees and commissions, or otherwise relating to any such broker’s claims resulting from or arising out of any claim that Borrower consulted, dealt or negotiated with the person or entity making such brokerage claim.

(l) Borrower has filed or caused to be filed all tax returns which, to the knowledge of Borrower, are required to be filed, and has fully paid all taxes shown to be due and payable on said returns or any assessments made against it or its property, and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority. No tax liens have been filed and, to the knowledge of Borrower, no claims are being made or may hereafter be asserted with respect to any such taxes, fees or other charges, except for those, the amount or validity of which is currently being contested in good faith by appropriate proceedings, and with respect to which reserves have been established in conformity with GAAP; provided, however, that such failure to file or pay such tax liens or claims do not, in the aggregate, have a material adverse effect on the business operations, property, or financial or other condition of Borrower, and cannot reasonably be expected to have an adverse affect on the ability of Borrower to perform any of its obligations in any material respect under this Agreement, the other Loan Documents, or under any other contractual obligation.

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(m) All warranties and representations contained in the Mortgages and Deeds of Trust and the other Loan Documents are true and correct in all material respects and are incorporated herein by reference as if set out in full.

(n) To the best of Borrower’s knowledge, each Survey and all plot plans and other documents heretofore furnished by Borrower to Lender with respect to the Properties are accurate and complete as of their respective dates. Unless shown on the Surveys, to the best of Borrower’s knowledge, there are no encroachments onto the Land and no improvements on the Land encroaching onto any adjoining property.

(o) Borrower is in good standing within the State of Texas and, if required, is fully qualified and authorized to do business in each State in which a Property is located. Borrower, prior to Closing, will deliver to Lender the Entity Authorizations.

(p) There shall be no subordinate financing of the personal or real property included in the Property.

(q) There shall be no sale or transfer of ownership of any portion of the Property, except as otherwise permitted hereunder.

(r) Except as hereinafter set forth, there shall be no material changes in the Borrower entity without Lender’s prior written consent, which consent may be withheld, in Lender’s sole and absolute discretion.

(s) Except as otherwise permitted hereunder, there shall be no additional secured indebtedness of Borrower or any pledge, hypothecation, encumbrance or assignment of any ownership or beneficial interest or other interest in Borrower.

(t) Except as otherwise permitted hereunder, the incurrence of any leasing or similar financing obligations (without the prior written consent of Lender, which consent shall be in the reasonable discretion of Lender).

All of the representations and warranties of Borrower as set forth in this Agreement shall survive the making of this Agreement and the full repayment of the Loan; accordingly, in the event of any claims against Lender, resulting in any breach of any of the foregoing warranties and representations, Borrower shall and hereby agrees to indemnify and defend Lender for any such claims until the full repayment of the Loan.

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Article 4

AFFIRMATIVE COVENANTS OF BORROWER

4.1 Compliance with Laws. Borrower shall do, or cause to be done, all of the things necessary to preserve, renew and keep in full force and effect, its existence and its rights, licenses and permits, and shall comply with all laws applicable to it, operate its business in a proper and efficient manner and substantially as presently operated or proposed to be operated, and at all times shall maintain, preserve, and protect all franchises and trade names, and preserve all property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make or cause to be made any needed and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

4.2 Books, Records and Financial Statements.

(a) Borrower will keep complete books and records of account in accordance with generally accepted accounting principles consistently applied covering and relating to the Property and will upon prior reasonable prior notice, permit Lender or Lender’s agents, accountants and attorneys to inspect the Property and examine Borrower’s books and records as they relate to the Property, at such reasonable times as may be requested by Lender.

(b) The individual Guarantor shall deliver to Lender, an annual statement of financial condition annually with the delivery of his tax returns, or as required by bank policy of Lender, in form and content satisfactory to Lender in its sole discretion. The Corporate Guarantor shall deliver to Lender annual audited financial statements throughout the term of the Loan, within seventy-five (75) days after the end of each fiscal year. In addition, such other financial information relating to the Borrower and each Guarantor, as Lender may reasonably require during the term of the Loan, shall be submitted upon request. All financial statements shall be in such form and contain such content as shall be approved by lender, in its sole and absolute discretion.

(c) Borrower and each Guarantor shall deliver to Lender, within fifteen (15) days of the timely filing of the same, complete copies of federal and state tax returns, as applicable, of Borrower and each Guarantor, together with all schedules and attachments thereto, including, without limitation, K-1 Schedules; provided, however if an extension is filed by Borrower or any Guarantor, Borrower and/or such Guarantor shall provide to Lender a copy of such extension within thirty (30) days of the due date of the tax return and the applicable tax return must be submitted to Lender no later than within fifteen (15) days of the extension due date and in any event no later than July 31 of each year for the Borrower and the Corporate Guarantor and no later than October 30 of each year for the individual Guarantor.

(d) Borrower shall submit to Lender financial statements of income and expenses accurately setting forth the operations of each Property on an annual basis (to be furnished within thirty (30) days after the end of each fiscal year). Borrower will also submit to Lender, on an annual basis (within thirty (30) days after the end of each fiscal year), rent schedules showing among other items as may be required by Lender, occupied tenant space, lease expiration dates, pre-paid rents, security deposits, rents, vacant space and proposed rents; and

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(e) In addition to the above, Borrower shall submit to Lender, upon request, such other financial information relating to Borrower and/or Guarantor as Lender may require during the term of this Mortgage.

4.3 Liens and Assessments. Borrower shall properly pay and discharge (i) all taxes, assessments and governmental charges filed upon or against Borrower or its assets prior to the earlier of the date on which there is any discount loss or the date on which penalties are attached thereto, unless and to the extent such taxes, assessments or charges are being diligently contested in good faith by appropriate proceedings and appropriate reserves therefor have been established; and (ii) all lawful claims for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of Borrower (including the Property, unless and only to the extent that the same are transferred to bond, being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established.

4.4 Insurance Requirements. Borrower shall, at its expense, comply with all of the insurance requirements set forth in this Agreement and the Mortgages and Deeds of Trust, throughout the term of the Loan. If the Property is located in a designated special flood hazard area, a flood insurance policy must be issued naming lender as mortgagee and loss payee, at such time and in such amount as may be required under the Mortgage.

4.5 Borrower Compliance. Borrower shall: (i) make full and timely payments of the principal and interest due and owing under the Note and all other indebtedness of Borrower to Lender, whether now existing or hereafter arising; (ii) duly comply with all of the terms and covenants contained in each of the Loan Documents; and (iii) at all times maintain the liens and security interest provided for under or pursuant to this Agreement and the Loan Documents as valid and perfected liens and security interests on the property intended to be covered thereby.

4.6 Hazardous Waste. Borrower shall keep and maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of, any federal, state or local laws, ordinances or regulations, including, without limitation, those relating to zoning, building, occupational safety and health, industrial hygiene or to the environmental conditions on, under or about the Property or any portion thereof, including, but not limited to soil and ground water conditions. Borrower shall not use, generate, manufacture, store or dispose of, on, under or about the Property or any portion thereof or transport to or from the Property or any portion thereof, any flammable explosives, radioactive materials, including, without limitation, any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” and “toxic substances” under any applicable federal or state laws or regulations (collectively, the “Hazardous Materials”) in violation of applicable law. The provisions set forth in the Mortgage and the other Loan Documents relating to Hazardous Materials and indemnification of Lender in connection therewith are hereby incorporated by reference herein.

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4.7 Actions Against Borrower. Borrower will promptly notify Lender upon the commencement of any action, suit, claim, counterclaim or proceeding against Borrower (except when such alleged liability is fully covered by insurance). Borrower shall also promptly notify Lender in writing of: (i) any material assessments by any taxing authorities for unpaid taxes as soon as Borrower has knowledge thereof; (ii) any alleged default by Borrower in the performance of or any modification of any of the terms and conditions contained in any agreement, mortgage or indenture or instrument to which Borrower is a party, or which is binding upon Borrower, and upon any default by Borrower in the payment of any of its indebtedness; (iii) any action or proceeding instituted by or against Borrower in any court or by any Governmental Authority or of any such proceedings threatened against Borrower which might result in a judgment or judgments which may have a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower; and (iv) any other action, event or condition of any nature, known to Borrower or of which it should have knowledge, which constitutes an Event of Default or a default of Borrower under any contract, instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound or to which they may be subject, which default may have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise) of Borrower.

4.8 Publicity/Signage. Lender shall have the right to secure printed publicity through newspapers and other media concerning the Property and the financing provided by Lender.

4.9 Depository Relationship; Borrower Liquidity. Borrower shall establish and maintain a satisfactory depository and banking relationship with Lender, which shall include all operating accounts with respect to Borrower and the Leases and the Properties throughout the term of the Loan. The representations and warranties set forth in this paragraph are important factors and material inducement to Lender in establishing the terms and conditions of the Loan, including the interest rate of the Note. Borrower shall maintain minimum liquid assets with Lender in an amount of not less than $3,000,000.00 during the term of the Loan, which will be tested annually by Lender.

4.10 Minimum Tangible Net Worth. Borrower shall at all times maintain a tangible net worth of not less than $20,000,000.00. Such financial covenant will be tested annually during the term of the Loan, based on the Borrower’s annual financial statement.

4.11 Audit. Upon request and reasonable notice by Lender, not more that once in any twelve (12) month period, Borrower shall permit any representative of Lender at any reasonable time during business hours, to inspect, audit and examine all financial books and records of Borrower, provided that if any event of default occurs (which is not cured within any applicable grace or cure period) Lender may conduct such inspections as frequently as Lender reasonably requests. Any inspections, audits or examination of financial books and records conducted by Lender shall be at Borrower’s expense if here has been an Event of Default, (not cured within any applicable cure period) or in the event that such examination results in a determination that there is a material discrepancy in such financial records.

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4.12 Maintenance as Public Company. The Corporate Guarantor shall at all times during the term of the Loan remain a publicly traded company. Borrower and the Corporate Guarantor shall take any and all actions necessary to ensure that the Corporate Guarantor remains a publicly traded company listed on the NASDAQ Exchange.

4.13 Liquor Licenses. With respect to each liquor license applicable to the Properties and in the name of Borrower or its related affiliates or operating company owning such liquor licenses (the “Liquor Licenses”), Borrower acknowledges that:

(a) To the extent any assignment or pledge of a liquor license is permissible and enforceable under the Governmental Authority, Lender shall have a first (and only) lien on the Liquor Licenses and Borrower shall take such steps on a timely basis so as to insure the same. Borrower and/or any of its operating affiliates having ownership of such Liquor Licenses shall not transfer ownership of such Liquor Licenses (except in connection with the sale and partial release of the applicable Property as provided herein) or create or permit any lien on such Liquor Licenses at any time during the term of the Loan.

(b) Borrower shall maintain compliance with all rules and regulations pertaining to the Liquor Licenses and shall take all appropriate steps so as to renew the Liquor Licenses prior to the expiration date(s) thereof during the term of the Loan; provided however, that nothing contained herein shall preclude an operating affiliate from not renewing a Liquor License if it changes its operations to a non-alcoholic establishment; provided Borrower shall notify Lender in writing as to such change.

4.14 Right of First Refusal: Future Financing. Borrower shall provide to Lender the opportunity to grant financing to Borrower in connection with future requests for financing of real estate. Should Lender, in its sole and absolute discretion, elect not to offer such financing, Borrower may seek alternative financing; however, prior to accepting such alternative financing, Borrower shall provide to Lender a right of first refusal to offer financing under the same terms and conditions as the alternative lender (the “Right of First Refusal”). If Lender elects to provide financing on such terms as set forth in the term letter of such alternate lender, Lender shall have within ten (10) business days from and after receipt of written notice from Borrower of its intent to pursue alternative financing to exercise the Right of First Refusal, offering a term letter to Borrower on substantially similar terms of those offered by the alternate lender. Should Lender exercise the Right of First Refusal, Lender shall issue thereafter, following formal loan approval, a credit facility with respect to such financing which shall be substantially similar to the provisions contained within the term letter. Borrower shall either accept Lender’s credit facility letter or reject the same, in which later event the Right of First Refusal shall apply with respect to any subsequent financing. The foregoing Right of First Refusal shall not apply to any seller financing obtained by Borrower in connection with Borrower’s acquisition of real estate.

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Article 5

NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, from the date hereof and until payment in full of the Note and all other indebtedness to Lender under this Agreement, Borrower agrees to not do any of the following without Lender’s prior written consent, which shall be in Lender’s sole and absolute discretion:

(a) Assign, pledge or encumber this Agreement; or

(b) Except as provided in Section 4.3 above, permit the filing or occurrence of, or allow to remain, any lien, security interest or encumbrance against any Property in favor of any third party with respect to the Property or any portion thereof or any item of property, whether or not a fixture, installed thereon or stored on such site, and Borrower shall keep such property free from any such lien, security interest or encumbrance; or

(c) Except in accordance with the partial release of a Property as set forth below, transfer, assign, pledge, mortgage or hypothecate its interest in any Property or any portion thereof; or

(d) Except as permitted herein, assign, assign, pledge, mortgage, encumber, or hypothecate any ownership interest in Borrower; or

(e) Materially change the Borrower entity or any or any ownership interest in the Borrower, whether by conveyance, by transfer or assignment of ownership interests or otherwise; or

(f) Undertake additional financing to be secured by any lien or security interest on the Property or any portion thereof or any additional financing on any other real or personal property encumbered in favor of Lender to secure the Loan or incur any other additional indebtedness except that Borrower may obtain additional financing to up a maximum of $18,000,000.00 of new debt per year, to permit Borrower to build up to three (3) new “Bombshell Restaurants” each year. Additionally, Borrower may incur debt in connection with the acquisition of operating clubs, so long as such acquisitions are maintained at not greater than 5.0x EBITDA inclusive of the value of the real estate. Any acquisition of new properties greater than 5.0x EBITDA which includes new indebtedness require the approval of Lender; or

(g) Guarantee or otherwise in any way become or be contingently liable or responsible for the obligations of any other person, except for guaranties given to Lender; or

(h) Pay out any dividends or distributions; provided that, the Corporate Guarantor shall be permitted to continue to pay its current dividend in the amount of $0.04 per share per quarter ($.16 per year) unless the Debt Service Coverage falls below 1.40X for three (3) consecutive quarters, in which event the foregoing dividend distributions shall be suspended until such time as the 1.40X Debt Service Coverage is achieved.

(i) Violate or permit to be violated any of the negative covenants described in the Mortgage or other Loan Documents and not cure same within any applicable notice and cure period.

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Article 6

EVENTS OF DEFAULT

Each of the following is an event of default hereunder (“Event of Default”):

(a) If Borrower fails to pay any installment of interest or principal due under the Note within the grace period, if any, therein set forth; or

(b) If there occurs any default under any other term of this Agreement, any of the Note, any Mortgage, any Deed of Trust, or any of the other Loan Documents relating hereto or thereto which is not cured within any applicable cure period; if the default or breach is in the nature of a nonmonetary default, Borrower shall have a period of thirty (30) days after written notice from Lender to cure such default; provided, however, if the nature of the default or breach is such that the same cannot be reasonably cured within a thirty (30) day period and Borrower commences such cure within such thirty (30) days, then such cure period shall be extended for a period not to exceed sixty (60) days from the date of the delivery of the notice of default if Borrower is proceeding with reasonable diligence to cure the same; or

(c) If any representation or warranty of Borrower hereunder shall prove to be incorrect in any material respect; or

(d) The injury, loss, damage, destruction, condemnation or other act of eminent domain affecting all or a substantial part of any Property which would have a materially adverse effect on the financial condition or operation of Borrower; or

(e) Borrower or Guarantor: (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganization or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United States Bankruptcy Code or any similar law or regulation, federal or state, relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Borrower or Guarantor for all or any part of any collateral or other assets of such party, or either; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as bankrupt or insolvent, or is subject to reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereinafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within sixty (60) days from entry; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner; or

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(f) A final judgment is entered against Borrower or Guarantor, that (i) has a material effect upon the business, operations, properties, or assets of Borrower, in Lender’s reasonable judgment, or (ii) adversely affects, or may adversely affect, the validity, enforceability or priority of the lien or security interest created by the Mortgages and Deeds of Trust or any other Loan Document, in Lender’s reasonable judgment, or both; or

(g) There shall have occurred any material adverse change in the financial condition of Borrower or any Guarantor; or

(h) If Borrower fails to duly and promptly observe, perform and discharge any covenant, term, condition or agreement contained in this Loan Agreement or violates any negative covenant contained herein and such failure or violation is not curable, or if a covenant, term, condition or agreement requiring the payment of money is not cured within ten (10) days, or if such default is non-monetary and curable continues for a period of thirty (30) days after written notice thereof from Lender to Borrower; provided however, if the nature of the default or breach is such that the same cannot be reasonably cured within a thirty (30) day period and Borrower commences such cure within such thirty (30) days, then such cure period shall be extended for a period not to exceed sixty (60) days from the date of the delivery of the Notice of Default if Borrower is proceeding with reasonable diligence to cure the same; or

(i) If Borrower fails to pay all Impositions when due, except such as Borrower contests, in good faith, by an appropriate proceeding, in which event Borrower shall furnish to Lender, if requested, a bond or other security satisfactory to Lender in an amount sufficient to protect Lender and its interest in the Property; or

(j) Any federal, state or local tax lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Borrower or the Property and is not removed by payment or transferred to substitute security in the manner provided by law, within thirty (30) days after it is recorded in accordance with applicable law or is not contested by Borrower in the manner permitted by the applicable Mortgage or Deed of Trust; or

(k) Borrower’s material default in the performance of its material obligations as lessor under any Lease with respect to any portion of the Property; or

(l) Dissolution of the Corporate Guarantor, or any default in the payment or performance of any obligation of Guarantor arising under the applicable Guaranty or pursuant to any other Loan Document; or

(m) Borrower shall cease to exist or shall be dissolved or terminated and is not reinstated or shall sell all or substantially all of its assets; or

(n) Except as set forth in this Agreement, if without the prior written consent of Lender, which consent shall be in Lender’s sole and absolute discretion, any interest in Borrower is issued, sold, transferred, assigned, conveyed, mortgaged, pledged or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or

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(o) Except as set forth herein, any sale, conveyance, transfer, assignment, or other disposition of all or any part of any Property; or

(p) Any statement or material representation of Borrower or Guarantor contained in the Loan application or any financial statements or other materials furnished to Lender or any other lender prior or subsequent to the making of the Loan secured hereby are discovered to have been false or incorrect or incomplete in any material respect when made; or

(q) Borrower or Guarantor shall default under any obligation imposed by any indemnity, whether contained within any of the Loan Documents, the Hazardous Substance Certificate and Indemnity Agreement, the Americans with Disabilities Act Certificate and Indemnification Agreement or otherwise; or

(r) Any default (after expiration of applicable cure or grace periods, if any) by Borrower under any other documents or instruments evidencing any other loans by Lender to Borrower (or by Lender to Guarantor) or in any mortgages or deeds of trust or other collateral documents securing such loans; or

(s) If there is any change of the operator of any Property which is currently operated by Borrower or an affiliate of Borrower, to an operator which is not affiliated with Borrower, without the express prior written consent of Lender.

Article 7

LENDER’S REMEDIES IN THE EVENT OF DEFAULT

7.1 Remedies. If an Event of Default shall have occurred, Lender may, at its option, exercise any and all of its rights and remedies provided under the Note, the Mortgage, and any other Loan Documents and as may be available to Lender under the law of the applicable State.

7.2 Proceed Against Guarantor. Lender may proceed directly against Guarantor, with or without exercising its rights against Borrower, and to seek and obtain judgment against Guarantor, which liability shall be joint and several.

7.3 Remedies Cumulative and Concurrent. All of the remedies herein given to Lender or otherwise available to it shall be cumulative and may be exercised concurrently. Failure to exercise any of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies which shall be vested in Lender by this Agreement, under the Loan Documents, or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein; but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon.

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7.4 Waiver, Delay or Omission. No waiver of any Event of Default hereunder shall extend to or affect any subsequent Event of Default or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Lender to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

7.5 Borrower’s Liability for Expenditures and Advances. Borrower shall pay Lender for all costs, charges, expenses, and reasonable attorneys’ fees paid or incurred by Lender in connection with such default by Borrower. A statement of such costs, charges, expenses, and fees, verified by the affidavit of an officer of Lender, shall be conclusive of the amounts so expended and of the propriety or the necessity for such expenditure. Lender shall have the right to apply any funds held by Lender toward all costs, charges, expenses and legal fees incurred incident thereto. Any costs, charges, expenses and fees incurred by Lender in excess of available Loan proceeds shall earn interest at the Default Rate from and after the date incurred by Lender. Borrower agrees that any and all expenditures incurred shall be deemed to have been advanced by Lender to Borrower, and that all such sums shall be deemed a portion of the Loan and shall be secured by the lien of the Mortgage and the other Loan Documents. Any judgment obtained by Lender against Borrower as to any amounts due under the Note, the Mortgage, or this Agreement shall also bear interest at the Default Rate.

7.6 Lender Appointed Attorney-in-Fact. For the purpose of Lender exercising its rights hereunder, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, and empowers said attorney or attorneys to execute, acknowledge and deliver any instruments and to do and perform any acts referred to in this Article in the name of and on behalf of Borrower. The powers vested in said attorney-in-fact are and shall be deemed to be coupled with an interest and cannot be revoked.

Article 8

PARTIAL RELEASES

Borrower will have the right to have any of the Properties released from the lien of the applicable Deed of Trust or Mortgage upon the sale of such Property to an unrelated third party, subject to the following terms and conditions:

(a) Borrower may obtain a partial release of a Property provided that Borrower shall pay to Lender a partial release payment equal to the greater of (i) 100% of the net sales proceeds, which shall be the sales price less normal and customary closing costs for real estate sales in the jurisdiction in which the applicable Property is located, or (ii) an amount equal to 73% of the appraised value of the applicable Property as set forth in the appraisal of the Property prepared for Lender at the time of the Closing of the Loan.

(b) Borrower shall pay all costs of Lender relating to the requested partial release, including without limitation the fees of Lender’s legal counsel.

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Article 9

MISCELLANEOUS

9.1 Establish Existence of Facts. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish in good faith to its reasonable satisfaction and in its absolute discretion such existence or non-existence.

9.2 Attachment or Levy by Creditor. No part of the Loan will be, at any time, subject or liable to attachment or levy at the suit of any creditor of Borrower or of any other interested or non-interested party, or at the suit of any contractor, subcontractor, sub-subcontractors or materialman, or any of their creditors.

9.3 Indemnification. Borrower does hereby and shall indemnify and hold Lender, its directors, officers, employees, agents, successors and assigns harmless of and from any and all loss or damage, of whatsoever kind, and defend Lender and such other indemnified parties of, from and against any suits, claims or demands, including, without limitation, Lender’s reasonable legal fees, paralegal fees, costs and expenses at all trial, appellate, supplemental and bankruptcy proceedings or levels, on account of any matters or anything arising out of this Agreement or in connection with the Loan, except for Lender’s gross negligence or intentional act in violation of this Agreement or the Loan Documents. Such obligations shall survive completion of the Improvements and repayment of the Loan.

9.4 Invalid Provisions. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly, and if any clause or provision herein contained operates or would operate to invalidate this Agreement in part, then the invalid part of said clause or provisions only shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

9.5 Waiver. If Lender shall waive any provisions of this Agreement or any of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver, and shall never be construed as such, and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions.

9.6 Entire Agreement. This Agreement and the documents expressly referred to herein or otherwise executed in connection herewith embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

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9.7 Notice.

(a) All notices given hereunder shall be in writing and addressed as follows:

Bank:	Centennial Bank
2101 W. Commercial Blvd., Suite 5000
Fort Lauderdale, Florida 33309
Attn: Michael W. Barnett, Vice President

with copy to:	Mark R. Wysocki, Esq.
Mombach, Boyle, Hardin & Simmons, P.A.
100 NE Third Avenue, Suite 1000
Fort Lauderdale, Florida 33301

Borrower:	RCI Holdings, Inc.
10737 Cutten Road
Houston, Texas 77066
Attn: Eric Langan

with copy to:	Robert D. Axelrod, Esq.
Axelrod & Smith
5300 Memorial Drive, Suite 1000
Houston, Texas 77007

(b) Any notice, report, demand or other instrument authorized or required to be given or furnished under this Agreement to Borrower or Lender shall be deemed given or furnished when addressed to the party intended to receive the same at the above address (i) on the day of delivery, if hand-delivered; (ii) or one business day after being delivered to an expedited courier for overnight delivery; or (iii) three business days after being deposited in the United States mail as first class certified mail, return receipt requested, postage paid, whether or not the same is actually received by such party.

(c) Each party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

(d) Notwithstanding anything in this instrument to the contrary, all requirements of notice shall be deemed inapplicable if Lender is prevented from giving such notice by bankruptcy or any other applicable law. In such event, the cure period, if any, shall then run from the occurrence of the event or condition of default rather than from the date of notice.

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9.8 Headings. The headings preceding the text of the sections of this Agreement are used solely for convenience or reference and shall not affect the meaning, construction, or effect of this Agreement.

9.9 Assignment by Lender. Lender shall have the right at any time to convey or assign the Loan, or any portion thereof and, additionally, shall have the right to sell a participation in the Loan to another lending institution at any time that the Loan is outstanding, in any amount as solely determined by Lender. Borrower agrees to execute such documentation as may be reasonably requested by Lender in connection with any such sale, assignment or participation.

9.10 Assignment by Borrower. Borrower shall not assign this Agreement without the prior written consent of Lender, and any assignment in violation hereof shall be of no force and effect and shall constitute an Event of Default herein. Subject to the previous sentence, this Agreement shall extend to and bind the parties hereto, and their respective successors and assigns.

9.11 Governing Law. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of Florida applicable to contracts made and performed in such state (without regard to principles of conflict of laws) and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant hereto and pursuant to the other Loan Documents shall be governed by, and construed according to, the law of the State in which the properties are located, it being understood that, to the fullest extent permitted by the law of such state, the law of the State of Florida shall govern the construction, validity and enforceability of all Loan Documents and all of the obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Florida.

9.12 No Partnership. In no event shall Lender’s rights hereunder or under any of the Loan Documents grant to Lender the right to or be deemed to indicate that Lender is in control of the business, management or properties of Borrower, or has power over the daily management functions and operating decisions made by Borrower. Lender is the lender only and shall not be considered a shareholder, joint venturer or partner of Borrower. Borrower and Lender intend that the relationship created under the Note, the Mortgage and all other Loan Documents, including this Agreement, be solely that of debtor and creditor, mortgagor and mortgagee or borrower and lender, as the case may be. Nothing herein or in any of the Loan Documents is intended to create a joint venture, partnership, tenancy in common or joint tenancy relationship between Borrower and Lender, nor to grant to Lender any interest in the Property other than that of creditor or mortgagee, it being the intent of the parties hereto that Lender shall have no liability whatsoever for any losses generated by or incurred with respect to the Property nor shall Lender have any control over the day to day management or operation of the Property. The terms and provisions of this paragraph shall control and supersede over every other provision and all other agreements between Borrower and Lender. Borrower hereby agrees to indemnify and hold Lender, its directors, officers, employees, agents, successors and assigns harmless and defend Lender and such other indemnified parties from and against any loss, liability, cost or expense (including, without limitation, reasonable attorneys fees, paralegal fees, costs, expenses and disbursements) and all claims, actions, procedures and suits arising out of or in connection with any construction of the relationship of Borrower and Lender as to that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor or any assertion that such a construction should be made. The foregoing indemnity shall survive the repayment of the Note and the satisfaction of the Mortgage and shall continue for so long as any liability for which the indemnity is given may exist or arise.

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9.13 Attorneys’ Fees and Expenses. Any reference in this Agreement to legal fees or attorneys’ or counsels’ fees paid or incurred by Lender shall be deemed to include paralegals’ fees and legal assistants’ fees. Moreover, wherever provision is made herein for payment of attorneys’ or counsels’ fees or expenses incurred by Lender, said provision shall include, but not be limited to, such reasonable fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, supplemental or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment.

9.14 Loan Expenses. Borrower shall pay all costs and expenses in connection with the Loan and the preparation, execution, delivery and performance of this Agreement and the other Loan Documents, including, but not limited to: (i) Loan fees; (ii) fees and disbursements of counsel for Lender (in connection with the preparation of and the enforcement and protection of rights of Lender) and Borrower; (iii) documentary stamps, intangible taxes and other taxes; (iv) recording costs and expenses; (v) costs for environmental audits, reports or inspections, building or property inspections or reports, surveys and appraisals; (vi) travel expenses, photocopying and long distance telephone charges of Lender’s counsel; (vii) abstracting charges, title update fees and premiums related to title insurance commitments and policies; (viii) fees for inspections and title examination; (ix) the cost of corporate or entity verifications, judgment, tax or lien searches or the cost of due diligence activities conducted or ordered by Lender or its counsel; (x) insurance premiums; and (xi) license and permit fees, and Borrower shall indemnify and hold Lender harmless from and against any and all costs, losses, liabilities and expenses arising in connection with any of the foregoing. Borrower hereby authorizes Lender to utilize the proceeds of the Loan to satisfy any and all of the costs and expenses referred to herein and no further direction or authorization from Borrower shall be necessary to warrant disbursements in payment of the foregoing, and all such disbursements shall earn interest as provided in the Note and shall be secured by the Mortgage.

9.15 Governmental Regulation of Lender. Lender is subject to various Governmental Authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that Lender’s power and authority to perform the obligations on the part of Lender to be performed under this Agreement, now or hereafter, may be limited or regulated thereby, Lender is hereby excused from such performance. Notwithstanding the foregoing, Lender warrants and represents to Borrower that it is authorized to make and fund the Loan under the terms of the Loan Documents.

9.16 Modification, Waiver, Consent. Any modification, consent, change, waiver, discharge, amendment or termination of any provision of this Agreement or any consent to any departure by Borrower therefrom shall not be effective unless the same is in writing and signed by an authorized officer of Lender, and then such modification, consent, change, waiver, discharge, amendment or termination shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

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9.17 Strict Performance. Time is of the essence as to all obligations of Borrower as provided for in this Agreement.

9.18 Further Assurances. On demand by Lender, Borrower will do any act and execute any additional reasonable documents reasonably required by Lender to secure the Loan, to confirm or perfect the lien of the Mortgage and the other Loan Documents, including, but not limited to, additional financing statements or continuation statements, new or replacement notes and/or loan documents and agreements supplementing, extending or otherwise modifying the Loan Documents and certificates as to the amount of the indebtedness evidenced by the Note from time to time.

9.19 Lease Approval. Borrower acknowledges and agrees that the approval (directly or indirectly) of any Lease by Lender shall not be construed in any manner to create any liability or responsibility as to Lender in the event that the tenant thereunder should default or if such Lease does not provide the economic benefits anticipated by Borrower. The review of any Lease by Lender shall be solely for Lender’s own purposes, shall not constitute any representation by Lender as to the subject Lease or as to the tenant thereunder and may not and shall not be relied upon by Borrower in any manner. Borrower shall independently review and approve any Lease and the tenant thereunder prior to execution thereof by Borrower.

9.20 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when assembled together, shall constitute one agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY MUTUALLY, KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE LOAN DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE LOAN, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE LOAN OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATING TO THE LOAN OR TO THIS AGREEMENT. THE PARTIES ALSO WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. LENDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO BORROWER OR TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[SIGNATURES ON FOLLOWING PAGE]

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The parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

RCI HOLDINGS, INC., a Texas corporation

By:	/s/ Eric Langan
Eric Langan, President

LENDER:

CENTENNIAL BANK

By:	/s/ Michael W. Barnett
Michael W. Barnett, Vice President

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